Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 3) of our report dated March 31, 2016 relating to the financial statements of Mon Space Net Inc. as of December 31, 2015 and for one day ended December 31, 2015. We also consent to the reference to our firm under the heading "Interest of Named Experts and Counsel" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

September 13, 2016